Exhibit 4.4

DISCOVER BANK
Master Servicer, Servicer and Seller
and
U.S. BANK NATIONAL ASSOCIATION
Trustee
on behalf of the Certificateholders
SERIES SUPPLEMENT
Dated as of [________], 2007
to
AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT
Dated as of November 3, 2004, as amended

DISCOVER CARD MASTER TRUST I
SERIES 2007-CC

 i

EXHIBITS
EXHIBIT A: Form of Series 2007-CC Investor Certificate
EXHIBIT B: Form of Certificateholders’ Monthly Statement
 ii

DISCOVER CARD MASTER TRUST I
SERIES 2007-CC INVESTOR CERTIFICATE
          This Series of Master Trust Certificates is established pursuant to Section 6.06 of that certain Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, as amended, by and between DISCOVER BANK, a Delaware banking corporation (“Discover Bank”), as Master Servicer, Servicer and Seller and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”), as Trustee (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement and this series supplement, by and among the Master Servicer, the Servicer, the Seller and the Trustee (the “Series Supplement”) together establish the series of Master Trust Certificates to be known as the DISCOVER CARD MASTER TRUST I, SERIES 2007-CC INVESTOR CERTIFICATE (“Series 2007-CC”). Series 2007-CC is an Interchange Series that is a member of Group One of the Discover Card Master Trust I and is eligible for reallocations to and from other series in Group One. (For purposes of any Series Supplement for any other Series that requires that Interchange Series be so designated in their Series Term Sheet, this introductory paragraph shall constitute the Series Terms Sheet for this Series. For purposes of any Series Supplement for any other Series that allocates payments sequentially by Class, the entire Series Investor Interest of this Series shall constitute Class A.)
          In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Investor Certificateholder:
     SECTION 1. Definitions.
          (a) Capitalized terms not otherwise defined in this Series Supplement shall have the meanings ascribed to them in the Pooling and Servicing Agreement. Capitalized terms that refer to a Series refer to Series 2007-CC.
          (b) The following terms have the definitions set forth below with respect to Series 2007-CC, unless the context otherwise clearly requires:
     “Accumulation Period” with respect to any Note, shall have the meaning set forth in the applicable Indenture Supplement.
     “Additional Collateral Certificate” shall have the meaning set forth in the Indenture.
     “Calculation Agent” shall have the meaning set forth in the Indenture.
     “Charge-offs” shall have the meaning set forth in the Indenture.
     “Class A Cumulative Investor Charged-Off Amount” on any Distribution Date, shall have the meaning set forth in step (21) (Allocation from the Master Trust Group One Finance Charge Collections Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries, as adjusted pursuant to Sections 9(b)(7) and 9(b)(10).
     “Class A Principal Distribution Amount Shortfall” shall have the meaning set forth in step (64) (Allocation from Group One Principal Collections Reallocation Account for Principal Shortfalls other than Prefunding Shortfalls) of Section 3.01 of the Indenture Supplement for the DiscoverSeries, as adjusted pursuant to Section 9(b)(15).

     “Class A Required Amount Shortfall” on any Distribution Date, shall have the meaning set forth in step (9) (Allocation from the Master Trust Group One Finance Charge Collections Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries, as adjusted pursuant to Section 9(b)(6) and 9(b)(9).
     “Clean-Up Call Amount” shall have the meaning set forth in Section 12(a).
     “Controlled Liquidation Period” shall mean any period in which the Targeted Principal Deposit minus the Targeted Prefunding Deposit for any Tranche of Notes is greater than zero.
     “Discover Bank” shall have the meaning set forth in the recitals hereto.
     “Discount Note” shall have the meaning set forth in the applicable Indenture Supplement.
     “Distribution Date” shall mean the 15th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in [___], 2007.
     “Early Redemption Event” shall have the meaning set forth in the Indenture.
     “Event of Default” shall have the meaning set forth in the Indenture.
     “Excess Spread Amount” shall have the meaning set forth in the applicable Indenture Supplement.
     “Finance Charge Allocation Amounts” with respect to any series, class or Tranche of Notes, shall have the meaning set forth in the Indenture.
     “Finance Charge Amounts” shall have the meaning set forth in the Indenture.
     “Group Excess Spread” shall mean, for any Distribution Date, the sum of the Series Excess Spreads for each Series (including the Series established hereby) that is a member of the same Group as the Series established hereby, in each case for such Distribution Date.
     “Group Finance Charge Collections Reallocation Account” shall have the meaning specified in Section 8.
     “Group Interchange Reallocation Account” shall have the meaning specified in Section 8.
     “Group Principal Collections Reallocation Account” shall have the meaning specified in Section 8.
     “Indenture” shall mean that certain Indenture, dated as of [___], 2007, by and between Discover Card Execution Note Trust and U.S. Bank National Association.
     “Indenture Supplement” shall mean that certain Indenture Supplement, dated as of [___ ___], 2007, by and between Discover Card Execution Note Trust and U.S. Bank National Association or, as applicable, any subsequent indenture supplement entered into pursuant to the Indenture.

     “Indenture Trustee” shall have the meaning set forth in the Indenture.
     “Initial Dollar Principal Amount” with respect to any Note, shall have the meaning set forth in the applicable Indenture Supplement.
     “Interchange Series” shall mean this Series and each series issued by the Trust that indicates in its Series Supplement that it is an Interchange Series.
     “Interchange Subgroup Allocable Group Excess Spread” shall mean, if the Group Excess Spread is greater than or equal to zero, the product of the Group Excess Spread and the Interchange Subgroup Excess Allocation Percentage; and if the Group Excess Spread is less than zero, the product of the Group Excess Spread and the Interchange Subgroup Shortfall Allocation Percentage.
     “Interchange Subgroup Excess Allocation Percentage” shall mean a ratio, the numerator of which is the sum of the Series Investor Interest for each Interchange Series that is a member of the same Group as the Series established hereby (including the Series established hereby); and the denominator of which is the sum of the Series Investor Interests for each Series that is a member of the same Group as the Series established hereby (including each Interchange Series and the Series established hereby).
     “Interchange Subgroup Excess Spread” shall mean, for any Distribution Date, the sum of (x) all amounts deposited into the Group Interchange Reallocation Account for all Interchange Series and (y) the Interchange Subgroup Allocable Group Excess Spread.
     “Interchange Subgroup Shortfall Allocation Percentage” shall mean a ratio, the numerator of which is the sum of the Series Excess Spread for each Interchange Series that is a member of the same Group as the Series established hereby (including, if applicable, the Series established hereby) for which the Series Excess Spread is less than zero; and the denominator of which is the sum of the Series Excess Spread for each Series that is a member of the same Group as the Series established hereby (including, if applicable, each Interchange Series and the Series established hereby) for which the Series Excess Spread is less than zero.
     “Investor Accounts” shall mean, in addition to Investor Accounts established pursuant to the Pooling and Servicing Agreement, the Series Collections Account, the Series Distribution Account, the Group Finance Charge Collections Reallocation Account, the Group Principal Collections Reallocation Account and the Group Interchange Reallocation Account.
     “Investor Certificateholder” shall mean, at any time, the holder or holders of the Series 2007-CC Collateral Certificate.
     “Investor Servicing Fee” shall mean, with respect to any Distribution Date, an amount equal to the product of the Investor Servicing Fee Percentage and the Series Investor Interest on the first day of the Due Period related to such Distribution Date (or in the case of the first Distribution Date for the Series established hereby, the Series Investor Interest on the Series Closing Date). For purposes of this definition, the Series Investor Interest on the first day of any Due Period in which an increase in the Series Investor Interest pursuant to Section 19 has occurred shall include the amount of all such increases in the Series Investor Interest occurring during such Due Period.

     “Investor Servicing Fee Percentage” shall mean 2.0% per annum calculated on the basis of a 360-day year of twelve 30-day months.
     “Investor Servicing Fee Shortfall” shall have the meaning specified in Section 9(b)(3).
     “Monthly Interest Accrual Period” shall have the meaning set forth in the applicable Indenture Supplement.
     “Nominal Liquidation Amount” with respect to any Note, shall have the meaning set forth in the applicable Indenture Supplement.
     “Note Issuance Trust” shall mean the Discover Card Execution Note Trust, formed pursuant to that certain Trust Agreement, dated as of [___], 2007, by and between Discover Bank and Wilmington Trust Company.
     “Note Issuance Trust’s Annual Report Date” shall have the meaning specified in Section 4(b).
     “Notes” shall mean any notes created under the applicable Indenture Supplement.
     “Outstanding Dollar Principal Amount” with respect to any Note, shall have the meaning set forth in the applicable Indenture Supplement.
     “Paying Agent” shall mean the Corporate Trust Office of the Trustee.
     “Pooling and Servicing Agreement” shall have the meaning set forth in the recitals hereto.
     “Prefunding Negative Spread” shall have the meaning set forth in the applicable Indenture Supplement.
     “Principal Allocation Amount” with respect to any series, class or Tranche of Notes, shall have the meaning set forth in the Indenture.
     “Principal Distribution Amount Shortfall” when used for purposes of any Series Supplement for any other series in the Group to which the Series established hereby belongs, shall mean the Class A Principal Distribution Amount Shortfall.
     “Required Daily Deposit” shall have the meaning set forth in the Indenture.
     “Revolving Period” shall mean each Due Period, prior to the Series Termination Date, for which the Targeted Principal Deposit for the related Distribution Date for all Notes is zero.
     “Series 2007-CC” shall have the meaning set forth in the recitals hereto.
     “Series 2007-CC Collateral Certificate” shall mean the Investor Certificate created under this Series Supplement and initially issued to the Investor Certificateholder.
     “Series 2007-CC Collateral Certificate Percentage” shall have the meaning set forth in the Indenture.

     “Series Charge-Off Allocation Percentage” shall mean, with respect to any Distribution Date or any Trust Distribution Date, as applicable, the percentage equivalent of a fraction the numerator of which shall be the amount of the Series Investor Interest and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust and (ii) the Aggregate Investor Interest, in each case on the first day of the related Due Period; for purposes of this definition, the Series Investor Interest as of the first day of any Due Period in which the Series Closing Date has occurred or the Series Investor Interest has been increased in accordance with Section 19 shall include the Series Investor Interest as of the Series Closing Date and all increases in the Series Investor Interest during such Due Period, as applicable.
     “Series Closing Date” shall mean [___], 2007.
     “Series Collections Account” shall have the meaning specified in Section 8.
     “Series Distribution Account” shall have the meaning specified in Section 8.
     “Series Excess Spread” shall, for any Distribution Date (i) so long as the only collateral certificate owned by the Note Issuance Trust is the Series 2007-CC Collateral Certificate, mean the sum of the Excess Spread Amounts for the DiscoverSeries and each additional series of Notes issued under the Indenture or (ii) during any period when Additional Collateral Certificates are owned by the Note Issuance Trust, have the meaning set forth in the documents relating to such addition (provided that such documents are accepted and agreed to by the parties hereto).
     “Series Finance Charge Allocation Percentage” shall mean, with respect to any Distribution Date or any Trust Distribution Date, as applicable,
     (a) so long as an Early Redemption Event or an Event of Default is not then continuing with respect to a series, class or Tranche of Notes issued by the Note Issuance Trust, the percentage equivalent of a fraction the numerator of which shall be the amount of the Series Investor Interest on the first day of the related Due Period and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable, or
     (b) if an Early Redemption Event or an Event of Default for any series, class or Tranche of Notes issued by the Note Issuance Trust has occurred and is then continuing, the percentage equivalent of a fraction the numerator of which shall be the Finance Charge Allocation Amounts for each series, class or Tranche of Notes multiplied by the Series 2007-CC Collateral Certificate Percentage; and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable;
for purposes of this definition, the Series Investor Interest as of the first day of any Due Period in which the Series Closing Date has occurred or the Series Investor Interest has been increased in accordance with Section 19 shall include the Series Investor Interest as of the Series Closing Date and all increases in the Series Investor Interest during such Due Period, as applicable.
     “Series Finance Charge Collections” shall mean with respect to any day or any Distribution Date or Trust Distribution Date, as applicable, an amount equal to the product of (x) the Series Finance Charge Allocation Percentage for the related Distribution Date and (y) the amount of Finance Charge Collections for such day or for the related Due Period, as applicable; provided, however, that Series Finance Charge Collections with respect to any Class of Notes shall be increased by the lesser of (i) the amount of Series Prefunding Negative Spread for such Class and (ii) an amount equal to the product of the total amount of Finance Charge Collections otherwise allocable to Discover Bank on behalf of the Holder of the Seller Certificate for the related Due Period and a fraction the numerator of which is the Series Invested Amount and the denominator of which is the Aggregate Invested Amount.
     “Series Interchange” shall mean, with respect to any Distribution Date or Trust Distribution Date, as applicable, an amount equal to the product of (x) the Series Interchange Allocation Percentage and (y) Interchange for the related Due Period.
     “Series Interchange Allocation Percentage” shall mean, with respect to any Distribution Date or Trust Distribution Date, as applicable, the percentage equivalent of a fraction the numerator of which shall be the amount of Series Investor Interest and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust and (ii) the Aggregate Investor Interest, in each case on the first day of the related Due Period; for purposes of this definition, the Series Investor Interest as of the first day of any Due Period in which the Series Closing Date has occurred or the Series Investor Interest has been increased in accordance with Section 19 shall include the Series Investor Interest of all Investor Certificates as of the Series Closing Date and all increases in the Series Investor Interest during such Due Period, as applicable.
     “Series Invested Amount” shall mean the product of (x) the sum of the Outstanding Dollar Principal Amounts for all Notes issued by the Note Issuance Trust and (y) the Series 2007-CC Collateral Certificate Percentage.
     “Series Investor Charged-Off Amount” shall mean, with respect to this Series for any Distribution Date, an amount equal to the product of (a) the Charged-Off Amount for such Distribution Date and (b) the Series Charge-Off Allocation Percentage.
     “Series Investor Interest” shall (i) so long as the only collateral certificate owned by the Note Issuance Trust is the Series 2007-CC Collateral Certificate, mean an amount equal to the sum, without duplication, of the Nominal Liquidation Amounts for each series, class or Tranche of Notes then outstanding or (ii) during any period when Additional Collateral Certificates are owned by the Note Issuance Trust, have meaning set forth in the documents relating to such addition (provided that such documents are accepted and agreed to by the parties hereto).
     “Series Minimum Principal Receivables Balance” shall mean, with respect to the Series established hereby, on any date of determination (i) if no series, class or Tranche of Notes has a Targeted Principal Deposit that is greater than zero, the Series Investor Interest on such date of determination, divided by 0.93, and (ii) if any series, class or Tranche of Notes has a Targeted Principal Deposit that is greater than zero, the percentage equivalent of a fraction, the numerator of which shall be the sum of, without duplication, the Principal Allocation Amounts for each such series, class or Tranche, multiplied by the Series 2007-CC Collateral Certificate Percentage, divided by 0.93; provided, however, that Discover Bank on behalf of the Holder of the Seller Certificate may, upon 30 days’ prior notice to the Trustee and the Rating Agencies, reduce the Series Minimum Principal Receivables Balance by increasing the divisors set forth above, subject to the condition that Discover Bank on behalf of the Holder of the Seller Certificate shall have been notified by the Rating Agencies that such reduction would not result in the lowering or withdrawal of the rating of any Class of any Series then outstanding, and provided, further, that the divisors set forth above may not be increased to more than 0.98.
     “Series Percentage” shall mean, with respect to Principal Collections, the “Series Principal Collections Allocation Percentage” and with respect to Finance Charge Collections, the “Series Finance Charge Collections Allocation Percentage.”
     “Series Prefunding Negative Spread” shall mean the sum of the amounts of Prefunding Negative Spread for each Tranche of Notes multiplied by the Series 2007-CC Collateral Certificate Percentage.
     “Series Principal Amounts” shall have the meaning set forth in the applicable Indenture Supplement.
     “Series Principal Collections” shall mean, with respect to any day or any Distribution Date or Trust Distribution Date, as applicable, an amount equal to the product of (x) the Series Principal Collections Allocation Percentage and (y) the amount of Principal Collections for such day or for the related Due Period, as applicable.
     “Series Principal Collections Allocation Percentage” shall mean, with respect to any Distribution Date or any Trust Distribution Date, as applicable,
     (a) if no series, class or Tranche of Notes has a Targeted Principal Deposit that is greater than zero, the percentage equivalent of a fraction the numerator of which shall be the amount of the Series Investor Interest on the first day of the related Due Period and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable; or
     (b) if any series, class or Tranche of Notes has a Targeted Principal Deposit that is greater than zero, the percentage equivalent of a fraction, the numerator of which shall be the sum of the Principal Allocation Amounts for each series, class or Tranche of Notes multiplied by the Series 2007-CC Collateral Certificate Percentage; and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable;
for purposes of this definition, the Series Investor Interest as of the first day of any Due Period in which the Series Closing Date has occurred or the Series Investor Interest has been increased in accordance with Section 19 shall include the Series Investor Interest of all Investor

Certificates as of the Series Closing Date and all increases in the Series Investor Interest during such Due Period, as applicable.
     “Series Required Principal Amount” shall mean, for this Series, with respect to each Distribution Date of any Controlled Liquidation Period, the product of (x) (i) if the related Due Period does not occur in February, 1.25 or (ii) if the related Due Period occurs in February, 1.05, and (y) the product of (A) the sum of the Targeted Principal Deposits minus the Targeted Prefunding Deposits for each Tranche of Notes for such Distribution Date and (B) the Series 2007-CC Collateral Certificate Percentage, and with respect to each other Series that is a member of the same Group as the Series established hereby, the “Series Required Principal Amount” specified in the Series Supplement for such series for such Distribution Date.
     “Series Servicing Fee” shall have the meaning set forth in the Indenture Supplement.
     “Series Supplement” shall have the meaning set forth in the recitals hereto.
     “Series Termination Date” shall mean, unless extended by the parties hereto, [___], [2028] or, if earlier, the date on which the Nominal Liquidation Amount for all series, classes and Tranches of Notes has been reduced to zero.
     “Statement Date” shall mean each Distribution Date, commencing in [___], 2007.
     “Targeted Prefunding Amount” shall have the meaning set forth in the applicable Indenture Supplement.
     “Targeted Prefunding Deposit” shall have the meaning set forth in the applicable Indenture Supplement.
     “Targeted Principal Deposit” shall have the meaning set forth in the applicable Indenture Supplement.
     “Tranche” shall have the meaning set forth in the Indenture.
     “Transferred Assets” shall have the meaning set forth in Section 18 hereto.
     “Trustee” shall have the meaning set forth in the recitals hereto.
     “United States” or “U.S.” shall mean the United States of America, its territories and possessions, any State of the United States and the District of Columbia.
     “Unscheduled Principal Distribution Amount Shortfall” shall have the meaning set forth in the applicable Indenture Supplement.
SECTION 2. Subordination.
          (a) No Subordination of Series. Series 2007-CC shall not be subordinated in right of payment to any other Series, whether currently outstanding or to be issued in the future. No other series issued by the Trust may be subordinated in right of payment to Series 2007-CC.
SECTION 3. Representations and Warranties of the Sellers. The representations and warranties of the Sellers contained in Section 2.04 of the Pooling and Servicing Agreement and

the corresponding sections of any Assignment are true on and as of the date hereof and/or the date set forth in the Pooling and Servicing Agreement, as applicable. Each Seller also represents and warrants to the Trust as of the date hereof that:
          (a) The execution, delivery and performance of this Series Supplement by such Seller have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of such Seller, do not and will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or, to the best of such Seller’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Series Supplement is the valid, binding and enforceable obligation of such Seller, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.
          (b) The Pooling and Servicing Agreement creates a valid and enforceable security interest (as defined in the applicable UCC) which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from Seller, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.
          (c) The Receivables constitute “accounts” within the meaning of Article 9 of the applicable UCC.
          (d) Each Seller has caused or will have caused, within ten days of the date of this Series Supplement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest (as defined in the applicable UCC) in the Receivables conveyed to the Trustee under the Pooling and Servicing Agreement.
          (e) Other than the sale, transfer, assignment and conveyance of the Receivables to the Trust and the grant of a security interest therein pursuant to the Pooling and Servicing Agreement, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Receivables.
          (f) The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables, other than any financing statement (i) relating to the interest of the Trust in the Receivables under the Pooling and Servicing Agreement or (ii) that has been terminated.
          (g) The Seller is not aware of any judgment or tax lien filings against it.
     The representations and warranties set forth in this Section 3 shall survive the transfer and assignment to the Trust of the Receivables transferred to the Trust by the Sellers. None of (i) compliance with the representations and warranties set forth in this Section 3, (ii) compliance with the representations and warranties set forth in Sections 2.04(d) and (e) of the Pooling and Servicing Agreement or (iii) compliance with the provisions of Section 13.02 of the Pooling and

Servicing Agreement can be waived by the Trustee without the prior written consent of Standard & Poor’s.
     SECTION 4. Representations, Warranties and Covenants of Discover Bank as Master Servicer and Servicer.
          (a) Representations and Warranties. The representations and warranties of Discover Bank as the Master Servicer and as a Servicer contained in Section 3.04 of the Pooling and Servicing Agreement are true on and as of the date hereof. Discover Bank as Master Servicer and Servicer also represents and warrants to the Trust as of the date hereof that the execution, delivery and performance of this Series Supplement by Discover Bank have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of Discover Bank, do not and will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or, to the best of Discover Bank’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Series Supplement is the valid, binding and enforceable obligation of Discover Bank, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.
          (b) Regulation AB Compliance. The Master Servicer and each Servicer agree that the provisions of Article XIV of the Pooling and Servicing Agreement shall be for the benefit of the Note Issuance Trust. Without limiting the foregoing, the Master Servicer and each Servicer agree that (i) they will make available to the depositor for the Note Issuance Trust, on or before the date on which the Note Issuance Trust is required to file its Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-K with the Securities and Exchange Commission (the “Note Issuance Trust’s Annual Report Date”), such assessments, attestations, compliance certificates and other materials consistent in scope with those provided to the Seller under Article XIV, (ii) they will provide such additional information and disclosures as shall be necessary for any prospectus or other offering document for the Notes to comply with Regulation AB, consistent with the requirements of Article XIV, and (iii) they shall use their best efforts to cause any Servicing Participant used by them (directly or indirectly) for the benefit of the Sellers to comply with the provisions of this Section 4(b) to the same extent as if such Servicing Participant were the Master Servicer or the Servicer. The Master Servicer and each Servicer acknowledge that the depositor for the Note Issuance Trust or any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Note Issuance Trust may rely on the certifications provided pursuant to this Section 4(b) in signing a Sarbanes Certification and filing such certification with the Commission.
     SECTION 5. Representations and Warranties of Other Servicers. The representations and warranties of each Servicer (other than Discover Bank), if any, contained in Section 3.05 of the Pooling and Servicing Agreement are true and correct on and as of the date hereof. Each such Servicer also represents and warrants to the Trust as of the date hereof that the execution, delivery and performance of this Series Supplement by such Servicer have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of such Servicer, do not and will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or, to the best of such Servicer’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Series Supplement is the valid, binding and enforceable obligation of such Servicer, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.
     SECTION 6. Representations, Warranties and Covenants of the Trustee.
          (a) Representations and Warranties. The representations and warranties of the Trustee contained in Section 11.16 of the Pooling and Servicing Agreement are true on and as of the date hereof. The Trustee also represents and warrants as of the date hereof that the Trustee has full power, authority and right to execute, deliver and perform this Series Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Series Supplement, and this Series Supplement has been duly executed and delivered by the Trustee.
          (b) Regulation AB Compliance. The Trustee agrees that the provisions of Article XIV of the Pooling and Servicing Agreement shall be for the benefit of the Note Issuance Trust. Without limiting the foregoing, the Trustee agrees that (i) it will make available to the depositor for the Note Issuance Trust, on or before the Note Issuance Trust’s Annual Report Date, such assessments, attestations, compliance certificates and other materials consistent in scope with those provided to the Seller under Article XIV and (ii) it will provide such additional information and disclosures as shall be necessary for any prospectus or other offering document for the Notes to comply with Regulation AB, consistent with the requirements of Article XIV. The Trustee acknowledges that the depositor for the Note Issuance Trust or any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Note Issuance Trust may rely on the certifications provided pursuant to this Section 6(b) in signing a Sarbanes Certification and filing such certification with the Commission.
     SECTION 7. Authentication of Certificates. Pursuant to the request of the Sellers, the Trustee shall cause the Series 2007-CC Collateral Certificate, in substantially the form of Exhibit A hereto, to be duly authenticated and delivered as of the Series Closing Date to or upon the order of the Sellers pursuant to Section 6.06 of the Pooling and Servicing Agreement. The 2007-CC Collateral Certificate shall be issued in fully registered form, without coupons.
     SECTION 8. Establishment and Administration of Investor Accounts.
          (a) The Series Distribution Account and Series Collections Account. The Trustee, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Trust, with the corporate trust department of an office or branch of either the Trustee or a Qualified Institution, two non-interest bearing segregated trust accounts (the “Series Distribution Account”; and, for Collections the “Series Collections Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholder. The Trust shall possess all right, title and interest in all funds on deposit in the Series Distribution Account and the Series Collections Account; provided, however, that all interest and earnings (less investment expenses) on funds on deposit in any such account shall be paid to the Holder of the Seller Certificate in accordance with Section 4.02(c) of the Pooling and Servicing Agreement. Pursuant to authority granted to it pursuant to Section 3.01(b) of the Pooling and Servicing Agreement, the Master Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Series Distribution Account and the Series Collections Account for the purpose of carrying out the duties of the Master Servicer hereunder. The Master Servicer at all times shall maintain accurate records reflecting each transaction in the Series Distribution Account and the Series Collections Account. The Paying Agent also shall have the revocable authority to make withdrawals from the Series Distribution Account.
          (b) Reallocation Accounts. The Trustee, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Trust, with the corporate trust department of an office or branch of either the Trustee or a Qualified Institution, three non-interest bearing segregated trust accounts for the Group of which the Series established hereby is a member (for reallocated Series Finance Charge Collections and similar amounts for other series, the “Group Finance Charge Collections Reallocation Account,” for reallocated Series Principal Collections and amounts used to reimburse charge-offs for this Series and other series in the Group of which this Series is a member, the “Group Principal Collections Reallocation Account” and for reallocated Series Interchange and similar amounts for other series, the “Group Interchange Reallocation Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholder. The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Group Finance Charge Collections Reallocation Account, the Group Principal Collections Reallocation Account and the Group Interchange Reallocation Account in all proceeds thereof. Pursuant to authority granted to it pursuant to Section 3.01(b) of the Pooling and Servicing Agreement, the Master Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Group Finance Charge Collections Reallocation Account, the Group Principal Collections Reallocation Account and the Group Interchange Reallocation Account for the purpose of carrying out the duties of the Master Servicer hereunder. The Master Servicer at all times shall maintain accurate records reflecting each transaction in the Group Finance Charge Collections Reallocation Account, the Group Principal Collections Reallocation Account and the Group Interchange Reallocation Account.
          (c) Transfer of Investor Accounts. If at any time any of the Investor Accounts established in Sections 8(a) through 8(b) is not being held by the Trustee and the institution holding such Investor Account ceases to be a Qualified Institution, the Master Servicer shall within 10 Business Days establish a new Investor Account (meeting any conditions specified in this Series Supplement with respect to such Investor Account) with a Qualified Institution and transfer any cash and/or any investments to such new Investor Account.
     SECTION 9. Allocations of Collections.
          (a) Deposits to Series Collections Account. On or before each Distribution Date, the Master Servicer shall direct the Trustee in writing to withdraw from the Group Collections Account and deposit into the Series Collections Account an amount equal to the sum of the Series Finance Charge Collections, the Series Principal Collections and the Series Interchange for the related Due Period.
          (b) Deposits. The Master Servicer shall, on or before each Distribution Date, direct the Trustee in writing that funds be paid or deposited in the following amounts, to the extent such funds are available and in the order of priority specified, to the account or Person indicated, in each case as set forth below.
     (1) Series Finance Charge Collections and Series Interchange to Series Distribution Account. An amount equal to the sum of (x) Series Finance Charge Collections and (y) Series Interchange shall be withdrawn from the Series Collections Account and deposited into the Series Distribution Account.
 (2) Series Principal Collections to Series Distribution Account. An amount equal to the Series Principal Collections shall be withdrawn from the Series Collections Account and deposited into the Series Distribution Account.
 (3) Investor Servicing Fee from Series Distribution Account. An amount equal to the lesser of
(x)	the Investor Servicing Fee and

(y)	the portion of the Series Servicing Fee payable to the Master Servicer under step 7 (Series Servicing Fee from Series Finance Charge Amounts) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable)
shall be withdrawn from the Series Distribution Account and paid to the Master Servicer. The amount by which the Investor Serving Fee exceeds the amount of such payment shall be the “Investor Servicing Fee Shortfall.”
     (4) Reallocation to Group Finance Charge Collections Reallocation Account. An amount, if any, equal to the portion of Series Finance Charge Amounts for the Note Issuance Trust that are to be reallocated to the Group Finance Charge Collections Reallocation Account under step (56) (Reallocation of Series Finance Charge Amounts to the Master Trust Group One Finance Charge Collections Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable) shall be withdrawn from the Series Distribution Account and deposited into the Group Finance Charge Collections Reallocation Account.
     (5) Reallocation to Group Interchange Reallocation Account. An amount, if any, equal to the portion of Series Finance Charge Amounts for the Note Issuance Trust that are to be reallocated to the Group Interchange Reallocation Account under step (57) (Reallocation of Series Finance Charge Amounts to the Master Trust Group One Interchange Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable) shall be withdrawn from the Series Distribution Account and deposited into the Group Interchange Reallocation Account.
(6) Reallocation from Group Finance Charge Collections Reallocation Account for Class A Required Amount Shortfall. An amount equal to the lesser of
(x)	the Class A Required Amount Shortfall and

(y)	the product of
(1)	a fraction the numerator of which is the Class A Required Amount Shortfall for this Series and the denominator of which is the sum of the Class A Required Amount Shortfalls for this Series and for all Classes designated as Class A of all other series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (6)) and

(2)	the amount on deposit in the Group Finance Charge Collections Reallocation Account before any withdrawals therefrom with respect to any other series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account. The Class A Required Amount Shortfall shall be reduced by the amount of such deposit.
(7) Reallocation from Group Finance Charge Collections Reallocation Account for Class A Cumulative Investor Charged-Off Amount. An amount equal to the lesser of
(x)	the Class A Cumulative Investor Charged-Off Amount and

(y)	the product of
(1)	a fraction the numerator of which is the Class A Cumulative Investor Charged-Off Amount and the denominator of which is the sum of the Class A Cumulative Investor Charged-Off Amounts for this Series and for all Classes designated as Class A of all other series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (7)) and

(2)	the amount on deposit in the Group Finance Charge Collections Reallocation Account before any withdrawals therefrom with respect to any other series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account. The Class A Cumulative Investor Charged-Off Amount shall be reduced by the amount of such deposit.
(8) Reallocation from Group Finance Charge Collections Reallocation Account for other Series. After the allocations set forth in clauses (6) and (7) are made, then (i) if there are one or more Subordinate Classes with respect to any other series in the Group to which the Series established hereby belongs, the allocations set forth in other Series

Supplements which are substantially similar to clauses (6) and (7) shall be made with respect to each other such Class, in alphabetical order, to the extent that funds are available pursuant to this clause (8) and (ii) following the allocations set forth in clause (i), any other allocations set forth in other Series Supplements with respect to funds on deposit in the Group Finance Charge Collections Reallocation Account shall be made in accordance with such Series Supplements, to the extent that funds are available pursuant to this clause (8).
(9) Reallocation from Group Interchange Reallocation Account for Class A Required Amount Shortfall. An amount equal to the lesser of
(x)	the Class A Required Amount Shortfall and

(y)	the product of
(1)	a fraction the numerator of which is the Class A Required Amount Shortfall and the denominator of which is the sum of the Class A Required Amount Shortfalls for this Series and for all Classes designated as Class A of all other Interchange Series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (9)) and

(2)	the amount on deposit in the Group Interchange Reallocation Account before any withdrawals therefrom with respect to any other series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Interchange Reallocation Account and deposited into the Series Distribution Account. The Class A Required Amount Shortfall shall be reduced by the amount of such deposit.
(10) Reallocation from Group Interchange Reallocation Account for Class A Cumulative Charge-Off Amount. An amount equal to the lesser of
(x)	the Class A Cumulative Investor Charged-Off Amount and

(y)	the product of
(1)	a fraction the numerator of which is the Class A Cumulative Investor Charged-Off Amount and the denominator of which is the sum of the Class A Cumulative Investor Charged-Off Amounts for this Series and for all Classes designated as Class A of all other Interchange Series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (10)) and

(2)	the amount on deposit in the Group Interchange Reallocation Account before any withdrawals therefrom with respect to any other series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Interchange Reallocation Account and deposited into the Series Distribution Account. The Class A Cumulative Investor Charged-Off Amount shall be reduced by the amount of such deposit.
(11) Reallocation from Group Interchange Reallocation Account for other Series After the allocations set forth in clauses (9) and (10) are made, then (i) if there are one or more Subordinate Classes with respect to any other series in the Group to which the Series established hereby belongs, the allocations set forth in other Series Supplements which are substantially similar to the allocations set forth in clauses (9) and (10) shall be made with respect to each other such Class, in alphabetical order, to the extent that funds are available pursuant to this clause (11) and (ii) following the allocations set forth in clause (i), any other allocations set forth in other Series Supplements with respect to funds on deposit in the Group Interchange Reallocation Account shall be made in accordance with such Series Supplements, to the extent that funds are available pursuant to this clause (11).
(12) Investor Servicing Fee from Series Distribution Account after Reallocations from Group Finance Charge Collections Reallocation Account. An amount equal to the lesser of
(x)	the Investor Servicing Fee Shortfall after step (3) and

(y)	the portion of the Series Servicing Fee payable to the Master Servicer under step 14 (Series Servicing Fee from Reallocated Finance Charge Amounts) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable)
shall be withdrawn from the Series Distribution Account and paid to the Master Servicer. The Investor Servicing Fee Shortfall shall be reduced by the amount of such payment.
(13) Reallocation from Subordinated Notes Principal for Investor Servicing Fee Shortfall. An amount equal to the lesser of
(x)	the Investor Servicing Fee Shortfall after step (12) and

(y)	the portion of the Series Servicing Fee payable to the Master Servicer under each of steps (41) (Series Servicing Fee Shortfall from Class D Principal), (42) (Series Servicing Fee Shortfall from Class C Principal) and (43) (Series Servicing Fee Shortfall from Class B Principal), as applicable, of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable steps under any other Indenture Supplement, as applicable)
shall be withdrawn from the Series Distribution Account and paid to the Master Servicer.

(14) Reallocation to Group Principal Collections Reallocation Account. An amount equal to the portion of Series Principal Amounts for the Note Issuance Trust that are to be reallocated to the Group Principal Collections Reallocation Account under step (79) (Reallocation of Series Principal Amounts to the Master Trust Group One Principal Collections Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable) shall be withdrawn from the Series Distribution Account and deposited into the Group Principal Collections Reallocation Account.
(15) Reallocation from Group Principal Collections Reallocation Account for Class A Principal Distribution Amount Shortfall. An amount equal to the lesser of
(x)	the Class A Principal Distribution Amount Shortfall and

(y)	the product of
(1)	a fraction the numerator of which is the Class A Principal Distribution Amount Shortfall and the denominator of which is the sum of the Class A Principal Distribution Amount Shortfall for this Series and the portions of the Principal Distribution Amount Shortfalls allocable to all Class A certificates of all other series in the Group to which the Series established hereby belongs that are in their Accumulation Periods or Controlled Liquidation Periods, as applicable (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (15)) and

(2)	the amount on deposit in the Group Principal Collections Reallocation Account before any withdrawals therefrom with respect to any other series shall be withdrawn from the Group Principal Collections Reallocation Account and deposited into the Series Distribution Account. The Class A Principal Distribution Amount Shortfall shall be reduced by the amount of such deposit.
(16) Group Principal Collections Reallocation Account for other Series. After the allocations set forth in clause (15) are made, then (i) if there are one or more Subordinate Classes with respect to any other series in the Group to which the Series established hereby belongs, the allocations set forth in other Series Supplements which are substantially similar to clause (15) shall be made with respect to each other such Class, in alphabetical order and (ii) following the allocations set forth in clause (i), any other allocations set forth in other Series Supplements with respect to funds on deposit in the Group Principal Collections Reallocation Account shall be made in accordance with such Series Supplements.
(17) Reallocation from Group Principal Collections Reallocation Account for Unscheduled Principal Distribution Amount Shortfall. An amount equal to the lesser of
(x)	the Unscheduled Principal Distribution Amount Shortfall and

(y)	the product of
(1)	a fraction the numerator of which is the Unscheduled Principal Distribution Amount Shortfall and the denominator of which is the sum of the Unscheduled Principal Distribution Amount Shortfall for this Series and any other series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (17)), and

(2)	the amount on deposit in the Group Principal Collections Reallocation Account before any withdrawals therefrom with respect to any other series shall be withdrawn from the Group Principal Collections Reallocation Account and deposited into the Series Distribution Account.
(18) After all allocations from the Group Principal Collections Reallocation Account to be made pursuant to any other Series Supplement for any series that is a member of the same Group of which the Series established hereby is a member have been made, the amount remaining on deposit in the Group Principal Collections Reallocation Account shall be withdrawn from the Group Principal Collections Reallocation Account and deposited into the Collections Account.
(19) An amount equal to the portion of Series Principal Amounts for the Note Issuance Trust that are to be deposited into the Collections Account pursuant to step (80) (Remaining Series Principal Amounts to Collections Account for Master Trust for Reinvestment in New Receivables) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable) shall be withdrawn from the Series Distribution Account and deposited into the Collections Account.
(20) All remaining amounts in the Series Distribution Account shall be paid to the Indenture Trustee for application in accordance with the Indenture and each applicable Indenture Supplement.
(21) After all other allocations have been provided for with respect to each series then outstanding (whether or not such Series is a member of the same Group as the Series established hereby), the lesser of
(x)	the amount of Seller Interest and

(y)	the amount on deposit in the Collections Account
shall be paid to the Holder of the Seller Certificate. If, after such payment, any amounts remain on deposit in the Collections Account, such amounts shall remain in the Collections Account for allocation as Principal Collections on the next Trust Distribution Date.
     SECTION 10. Servicing Compensation. As compensation for its servicing activities hereunder and under the Pooling and Servicing Agreement and reimbursement of its expenses as set forth in Section 3.03 of the Pooling and Servicing Agreement, the Master Servicer shall be entitled to receive the Investor Servicing Fees with respect to the Series established hereby in respect of any Due Period (or portion thereof) prior to the earlier of the date on which the Series Investor Interest is reduced to zero and the Series Termination Date. The Investor Servicing Fees shall be paid to the Master Servicer on each Distribution Date pursuant to the terms hereof and the Indenture and each applicable Indenture Supplement.
     SECTION 11. Investor Certificateholders’ Monthly Statement. On each Statement Date, a statement substantially in the form of Exhibit B as prepared by the Trustee (based on information provided by the Master Servicer) setting forth the information listed thereon shall be available to the Investor Certificateholder and to any holder of Notes from the Trustee, each Paying Agent and, if applicable, the Listing Agent.
     SECTION 12. Purchase of Notes; Sales of Receivables.
          (a) The Indenture Supplement for the DiscoverSeries and any additional Indenture Supplement issued with respect to any Notes may provide that if, as of any Distribution Date (after giving effect to any payments calculated pursuant to Section 3.01 of the applicable indenture supplement made on such Distribution Date), the Outstanding Dollar Principal Amount with respect to any series, class or Tranche of Notes is less than or equal to 5% of the Initial Principal Dollar Amount of each corresponding Tranche or Tranches of Notes, the Note Issuance Trust may elect to repurchase such series, class or Tranche of Notes. In the event of such election, the Calculation Agent shall request that Discover Bank, on behalf of the Holder of the Seller Certificate, purchase and cancel a portion of the Series Investor Interest equal to the product of (x) the Nominal Liquidation Amount of such series, class or Tranche of Notes and (y) the Series 2007-CC Collateral Certificate Percentage (such portion, the “Clean-Up Call Amount”) by depositing into the Series Distribution Account, on the immediately succeeding Distribution Date, an amount equal to the Clean-Up Call Amount. If Discover Bank on behalf of the Holder of the Seller Certificate deposits the Clean-Up Call Amount into the Series Distribution Account, the Master Servicer shall direct the Trustee in writing to withdraw the Clean-Up Call Amount from the Series Distribution Account and pay such amount to the Indenture Trustee for distribution in accordance with the applicable Indenture Supplement.
          (b) If there has been an Event of Default and acceleration of any Tranche of Notes under the Indenture, and the Indenture Trustee is directed to cause the sale of Receivables in accordance with Section 705 of the Indenture and the provisions of the applicable Indenture Supplement, or if the applicable Indenture Supplement otherwise authorizes the Indenture Trustee (in its discretion) to cause a sale and any conditions precedent thereto have been satisfied, the Indenture Trustee shall notify the Trustee of the amount of Receivables to be sold, which shall equal the Nominal Liquidation Amount of each affected Tranche plus accrued interest thereon multiplied by the Series 2007-CC Collateral Certificate Percentage (the “Receivables Sale Amount”). Receivables (or interests therein) in an amount equal to the Receivables Sale Amount shall be sold on behalf of the Trust by an institution acceptable to the Trustee, the Indenture Trustee and the Master Servicer that is either (i) a nationally recognized investment bank, (ii) a nationally recognized commercial bank or (iii) any other institution whose regular business includes the sale of receivables similar to the Receivables in the Trust; provided, however, that in no event shall the amount of Receivables sold hereunder with respect to any Tranche exceed the product of (A) the aggregate amount of Receivables in the Trust and (B) a fraction the numerator of which is the product of the Nominal Liquidation Amount of such

Tranche and the Series 2007-CC Collateral Certificate Percentage, and the denominator of which is the Aggregate Investor Interest, in each case, on the Distribution Date in the month immediately preceding the month in which such Receivables sale occurs; and provided, further, the Receivables selected to be sold hereunder shall not be materially different from the Receivables remaining in the Trust as of such Distribution Date and shall be selected at random from the Receivables. The proceeds (the “Receivables Sale Proceeds”) therefrom shall be paid to the Trust and immediately deposited into the Series Distribution Account with respect and paid to the Indenture Trustee immediately following such deposit. Such payment shall be deemed to be the final distribution with respect to the affected Tranche. No Seller and no affiliate or agent of any Seller shall be permitted to bid for or purchase Receivables pursuant to this Section 12(b); provided, however, that an affiliate or agent may act as selling institution for the sale as specified in the first sentence of this Section 12(b), so long as such affiliate or agent does not act as principal in connection with such sale.
     SECTION 13. Ratification of Pooling and Servicing Agreement. As supplemented and amended by this Series Supplement, the Pooling and Servicing Agreement is in all respects ratified and confirmed and the Pooling and Servicing Agreement as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.
     SECTION 14. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
     SECTION 15. Governing Law. This Series Supplement and all disputes arising out of or relating to it shall be construed in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions that would result in the application of the law of any state other than New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
     SECTION 16. Intention of Parties. The parties intend the sale, transfer, assignment or conveyance of Receivables, Interchange and all proceeds thereof in connection herewith to be a sale of financial assets in connection with a securitization and an absolute transfer for all purposes (other than for federal, state and local income and franchise tax purposes). The parties intend the sale, transfer, assignment or conveyance of Receivables in connection herewith to be treated as a sale for accounting purposes.
     SECTION 17. Amendment for Sale Accounting Purposes. If any Seller determines that (i) an amendment to this Agreement or the Pooling and Servicing Agreement is necessary or desirable for such Seller to maintain or establish sale accounting treatment under then-applicable financial accounting standards, and (ii) such Seller cannot enter into such amendment pursuant to Section 13.01 of the Pooling and Servicing Agreement without obtaining the consent of a specified percentage of Investor Certificateholders, then the Master Servicer, the Sellers, the Trustee and the Servicers may nonetheless enter into such amendment without obtaining the consent of any Certificateholder of any Investor Certificates of this Series so long as the Trustee shall have been advised by the Rating Agencies that such amendment will not result in the downgrading or withdrawal of the rating assigned to any Class of any Series then outstanding.
     Any such amendment may include, without limitation, any changes necessary to convert the Trust from a “one-tier” securitization structure to a “two-tier” securitization structure.

Notwithstanding the foregoing, any Investor Certificateholder that acquires an Investor Certificate of this Series will be deemed to have consented to any such amendment for all purposes, including for purposes of calculating whether the requisite consent percentage, if any, under Section 13.01 of the Pooling and Servicing Agreement has been received for any amendment that requires such consent because of the lack of provisions comparable to this Section 17 in the Series Supplements for other series then outstanding (except that Investor Certificates beneficially owned by any Seller or any affiliate or agent of any Seller will not be included in any such calculation).
     SECTION 18. Election Under Delaware Asset-Backed Securities Facilitation Act. Without limiting any other provisions of the Pooling and Servicing Agreement or this Series Supplement, the parties hereto agree that (a) the transactions contemplated hereby constitute a “securitization transaction” and (b) to the fullest extent permitted under applicable law, including without limitation, the Asset-Backed Securities Facilitation Act Delaware Code Ann. tit. 6, § 2703A et seq: (1) all right, title and interest to the Receivables, whether now existing or hereafter acquired, all monies due or to become due with respect thereto, all proceeds of such Receivables and all Interchange (the “Transferred Assets”), which have been transferred to the Trust in connection with the securitization transactions contemplated herein, shall be deemed to no longer be the property, assets or rights of the Seller; (2) the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, shall have no rights, legal or equitable, whatsoever to reacquire, reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any of the Transferred Assets; and (3) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller’s property, such Transferred Assets shall not be deemed to be part of the Seller’s property, assets, rights or estate.
     SECTION 19. Increases to Series Investor Interest. In connection with any issuance of Notes, Discover Bank shall transfer to the Note Issuance Trust an additional fractional undivided interest in the assets of the Trust as represented by an increase in the Series Investor Interest for the Series 2007-CC Collateral Certificate from time to time, subject to the satisfaction of the conditions described below:
     (a) The Calculation Agent shall have notified Discover Bank, as Holder of the Seller Certificate, of the issuance of such Notes and Discover Bank shall have notified the Calculation Agent of its intention to transfer to the Note Issuance Trust an additional fractional undivided interest in the assets of the Trust as represented by an increase in the Series Investor Interest in an amount equal to the product of (i) the Nominal Liquidation Amount of any Notes to be issued by the Note Issuance Trust and (ii) the percentage of the Nominal Liquidation Amount of such Notes to be allocated to the Series 2007-CC Collateral Certificate, as determined by Discover Bank as beneficiary of the Note Issuance Trust;
     (b) Discover Bank, as Holder of the Seller Certificate, shall have received an amount equal to (i) the issuance proceeds received by the Note Issuance Trust in connection with the corresponding issuance of Notes, multiplied by the percentage of the Nominal Liquidation Amount of such Notes to be allocated to the Series 2007-CC Collateral Certificate, minus (ii) the sum of (x) any issuance expenses relating to such notes multiplied by the percentage of the Nominal Liquidation Amount of such Notes to be allocated to the Series 2007-CC Collateral Certificate and (y) any amounts required to be retained in any reserve account or subaccount for the Note Issuance Trust in connection with such issuance of Notes, multiplied by the percentage of the Nominal Liquidation Amount of such Notes to be allocated to the Series 2007-CC Collateral Certificate;
     (c) Discover Bank, as Holder of the Seller Certificate, shall have notified the Trustee, in writing, at least one business day in advance of the date upon which the Series Investor Interest is to be increased, which notice shall state the amount of such increase in the Series Investor Interest;
     (d) The Sellers shall have delivered to the Trustee written confirmation from the Rating Agencies that they will not, as a result of the increase, change the rating of any Class of any Series outstanding at the time of the increase; and
     (e) Discover Bank, on behalf of the holder of the Seller Certificate, shall not be required to designate Additional Accounts or convey a Participation interest to the Trust pursuant to Section 2.10(a) of the Pooling and Servicing Agreement as a result of such increase.
          Upon any increase in the Series Investor Interest the Trustee shall make appropriate entries in the certificate registrar for the Series 2007-CC Collateral Certificate in the amount of the increase.

IN WITNESS WHEREOF, the Seller, the Master Servicer, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

DISCOVER BANK,
as Seller, Master Servicer and Servicer

Michael F. Rickert
Vice President, Chief Financial Officer and
Treasurer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Patricia M. Child
Vice President

EXHIBIT A
Form of Series 2007-CC Investor Certificate

EXHIBIT B
Form of Investor Certificateholders’ Monthly Statement
Discover Card Master Trust I
Series 2007-CC Monthly Statement